Foley & Lardner
                                  One IBM Plaza
                       330 North Wabash Avenue, Suite 3300
                             Chicago, IL  60611-3608


                                  312-755-2562

                                                                 EXHIBIT 5.01

                                  June 11, 1996


   Campbell & Company, Inc.
   Court Towers Building
   210 West Pennsylvania Avenue
   Baltimore, Maryland  21204

   Dear Sir:

        We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-1, filed with the Securities and Exchange Commission ("SEC") on June 11, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of $30,000,000 of Limited Partnership Units ("Units") in Campbell Strategic Allocation Fund, L.P., a Delaware limited partnership (the "Partnership").

        Based upon our familiarity with the Partnership, we are of the opinion that the Units to be offered for sale as described in the Registration Statement, when sold in the manner and under the conditions set forth therein, will be legally issued and fully paid and non-assessable. We are also of the opinion that purchasers of the Units will become limited partners in the Partnership and that their liability for the losses and obligations of the Partnership will be limited to the extent provided by the Delaware Revised Uniform Limited Partnership Act and the Limited Partnership Agreement of the Partnership.

        We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the statements regarding us and to the use of our name in the Prospectus. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the 1933 Act, or within the category of persons whose consent is required by
   Section 7 of the 1933 Act.


                                 Very truly yours,



                                 FOLEY & LARDNER